                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT ("Agreement") is made and entered into as of the 14th day of March 2000, by and between ROYCE CROWELL (SR.), EMMA JO CROWELL, DEAN CROWELL, PAMELA FISHER, and ROYCE E. CROWELL, JR. (the "Stock Sellers"), GOLD STAR SERVICE COMPANY, INC., a New Mexico corporation (the "Company"), GOLD STAR SWD, LTD. CO., a New Mexico limited liability company ("GSSWD"), and SIERRA WELL SERVICE, INC., a Delaware corporation ("Purchaser").

                                    RECITALS:

         A. The Company is based out of Eunice, New Mexico, and is principally engaged in the well servicing and transportation businesses in West Texas and Southeastern New Mexico (the "Businesses").

         B. The Stock Sellers own all of the issued and outstanding capital stock of the Company (the "Stock").

         C. GSSWD is an affiliate of the Company and owns and operates a salt water disposal well, a brine station, and related assets in Lea County, New Mexico, as hereinafter more particularly described.

         D. Purchaser desires to acquire all of the Stock and all of the assets of GSSWD, and the Stock Sellers and GSSWD are respectively willing to sell the same to Purchaser, upon and subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, and covenants which are hereinafter set forth, and other good and valuable consideration, the legal sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:


                                    ARTICLE I

                                PURCHASE AND SALE

         Section 1.01 THE TRANSACTIONS. Subject to all of the terms and conditions of this Agreement, the Stock Sellers and GSSWD hereby agree to sell, transfer, and deliver, and Purchaser hereby agrees to purchase, pay for, and accept, at the Closing (hereinafter defined), all of the Stock and all of the assets of GSSWD as of Closing, whether tangible or intangible (the "GSSWD Assets"), including, without limitation, all rights of GSSWD in the salt water disposal well, the brine station and the related facilities and equipment that are more particularly described on EXHIBIT A attached hereto and made a part hereof (the "Disposal and Brine Facilities").


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         Section 1.02 PRE-CLOSING DISTRIBUTION OF CERTAIN ASSETS. At or prior to
Closing, the Company shall distribute to the Stock Sellers, without representation, warranty, or recourse by or upon the Company, and without adverse tax effect upon the Company, all of its right, title and interest in and to the assets listed on attached SCHEDULE 1.02 (collectively, the "Excluded Assets"). In connection with such distribution, upon Closing, the Stock Sellers agree to indemnify and hold the Company and Purchaser harmless from and against any and all claims, demands, causes of action, liabilities, losses, and/or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) arising from or in connection with the acquisition, ownership, operation, use, or distribution of the Excluded Assets, regardless of whether arising prior or subsequent to the distribution thereof to the Stock Sellers, specifically including, without limitation, any adverse tax consequences occasioned to or suffered by the Company or Purchaser as a consequence of the distribution of the Excluded Assets to the Stock Sellers pursuant to this Section 1.02.

         Section 1.03 PURCHASE PRICE. Subject to adjustment as hereinafter provided in this Agreement, the total purchase price ("Purchase Price") for the Stock and the GSSWD Tangible Assets (exclusive of the $50,000 total compensation payable by Purchaser for certain covenants of non-competition and non-interference pursuant to Section 8.02(e)) is a sum equal to (A) $1,800,000.00, plus or minus (B) the "net financial assets" (as defined below) of the Company and its subsidiaries and GSSWD as of the Closing Date ("NFA"), and (C) minus, to the extent not reflected as a liability on the Audited Balance Sheet (hereinafter defined), all amounts necessary to fully retire any vehicle lease obligations of the Company and its subsidiaries and GSSWD as of the Closing Date, payable by Purchaser to the Stock Sellers and GSSWD as follows:

                  (1) Purchaser shall pay to the Stock Sellers in immediately available funds at the Closing a sum equal to (a) $1,075,000.00, plus or minus (b) fifty percent (50%) of NFA allocable to the Company and its subsidiaries, as preliminarily estimated and finally adjusted pursuant to Section 5.09, minus, to the extent not reflected as a liability on the Audited Balance Sheet (hereinafter defined), minus (c) all amounts necessary to fully retire any vehicle lease obligations of the Company and its subsidiaries as of the Closing Date;

                  (2) Purchaser shall execute and deliver to the Stock Sellers at Closing its promissory note (the "Note") in the original principal amount of $600,000.00, bearing interest at a floating rate equal to the prime rate of interest quoted in the Wall Street Journal published on the Friday most immediately preceding the applicable quarterly adjustment date, and payable to the order of the Stock Sellers on or before one year from date, said Note to be substantially identical in form and substance to that attached hereto as EXHIBIT B, to be convertible into equity in Sierra under certain circumstances as therein specified, and to be secured by a security interest upon the vehicles and other rolling stock of the Company as of Closing that is junior in priority to any liens upon such assets as of the Closing, as created by security agreement

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ACQUISITION AGREEMENT                                                     PAGE 2
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                           substantially identical in form and substance to that
                           attached hereto as EXHIBIT C (the "Security
                           Agreement");

                  (3) Purchaser shall pay to GSSWD in immediately available funds at the Closing a sum equal to (a) $125,000.00, plus or minus (b) any NFA allocable to the GSSWD, as preliminarily estimated and finally adjusted pursuant to Section 5.09; and

                  (4) Purchaser shall pay the balance, if any, of the Purchase Price to the Stock Sellers in immediately available funds pursuant to and at the conclusion of the post-Closing accounting procedures set forth in
                           Section 5.09 below.

         As used in this Agreement, "net financial assets" means the monetary difference between the account group "Total Current Assets" and the account group "Total Liabilities" (excluding "Deferred Income Taxes") as such account groups are shown on the Audited Balance Sheet and then adjusted or converted as of the Closing Date pursuant to Section 5.09 [i.e. (TCA) -(TL-DIT) = net financial assets].

         Notwithstanding the foregoing, as among the Stock Sellers, that portion of the Purchase Price attributable to the Stock shall be paid and payable to and among the Stock Sellers, in accordance with their respective interests in the Stock as shown on attached SCHEDULE 2.11, as the Stock Sellers shall jointly direct Purchaser in writing at Closing under this Agreement.


                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                    THE STOCK SELLERS, THE COMPANY, AND GSSWD

         The Stock Sellers, the Company, and GSSWD hereby jointly and severally represent and warrant to Purchaser as of the date of this Agreement and as of the Closing Date as follows:

         Section 2.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company and its subsidiary, Kerby Brothers, Inc., a New Mexico corporation ("Kerby"), are corporations duly organized, validly existing, and in good standing under the laws of New Mexico and have the requisite power and authority to own, lease, and operate its assets and to carry on its business as now being conducted. GSSWD is a limited liability company duly organized, validly existing, and in good standing under the laws of New Mexico and has the requisite power and authority to own, lease, and operate its assets and to carry on its business as now being conducted. The Company, Kerby, and GSSWD have not received any notice of proceedings relating to the revocation or modification of any such authorizations. The Company, Kerby, and GSSWD are duly qualified or licensed to do business and are in good standing in each jurisdiction where the character of the assets owned, leased, or operated by them or the nature of their activities makes such qualification or


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ACQUISITION AGREEMENT                                                     PAGE 3
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licensing necessary. Kerby is a wholly owned subsidiary of the Company. The
Company does not have any other subsidiaries. GSSWD does not have any subsidiaries. Except for the equity ownership of the Company in Kerby, none of the Company, Kerby, or GSSWD directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, or other business association or entity.

         Section 2.02 GOVERNING DOCUMENTS. The articles of incorporation and the bylaws of the Company and Kerby and the articles of organization and operating agreement of GSSWD, true and correct copies of which have been furnished to Purchaser, are in full force and effect and have not been modified, amended, or rescinded. The Company, Kerby, and GSSWD are not in violation of their respective articles of incorporation or organization or bylaws or operating agreement.

         Section 2.03 CAPITALIZATION OF THE COMPANY AND KERBY. The authorized capital stock of the Company consists of 50,000 shares of common stock, par value $1.00 per share. As of the date hereof, 1,000 shares of common stock of the Company are issued and outstanding, all of which are validly issued, fully paid, and nonassessable (and collectively constitute the Stock). The authorized capital stock of Kerby consists of 10,000 shares of common stock, no par value. As of the date hereof, 2,500 shares of common stock of Kerby are issued and outstanding, all of which are validly issued, fully paid, and nonassessable and are owned by the Company. There are no options, warrants, or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or Kerby or obligating the Company or Kerby to issue or sell any shares of capital stock of, or other equity interests in, the Company or Kerby. There are no obligations, contingent or otherwise, of the Company or Kerby to repurchase, redeem, or otherwise acquire any shares of their stock or to provide funds to or make any investment (in the form of a loan, capital contribution, or otherwise) in any other person or entity.

         Section 2.04 AUTHORITY RELATIVE TO THIS AGREEMENT. The Stock Sellers, the Company, and GSSWD have full power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stock Sellers, the Company, and GSSWD and their consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings on the part of the Stock Sellers, the Company, Kerby, or GSSWD are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Stock Sellers, the Company, and GSSWD and constitutes the legal, valid, and binding obligations of the Stock Sellers, the Company, and GSSWD, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights or by legal principles of general applicability governing availability of equitable remedies.


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ACQUISITION AGREEMENT                                                     PAGE 4
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            Section 2.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the Stock Sellers, the Company, and GSSWD do not, and the performance of this Agreement by the Stock Sellers, the Company, and GSSWD will not (i) conflict with or violate the articles of incorporation, articles of organization, bylaws, operating agreement, or other governing documents of the Company, Kerby, or GSSWD, (ii) conflict with or violate any laws, statutes, rules, regulations, or pronouncements of any court, tribunal, or governmental agency, whether federal, state, or local, (collectively, "Laws") applicable to the Stock Sellers, the Company, Kerby, or GSSWD or by which they or their respective assets are bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the assets of the Stock Sellers, the Company, Kerby, or GSSWD pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Stock Sellers, the Company, Kerby, or GSSWD is a party or by which any of them or their respective assets are bound or affected.

                  (b) The execution and delivery of this Agreement by the Stock Sellers, the Company, and GSSWD do not, and the performance of this Agreement by the Stock Sellers, the Company, and GSSWD will not, require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

         Section 2.06 COMPLIANCE; PERMITS. The Company, Kerby, and GSSWD are not in conflict with, or in default under or violation of, (i) any federal, state, or local laws applicable to the Company, Kerby, or GSSWD or by which the Company, Kerby, or GSSWD or any of the assets of the Company, Kerby, or GSSWD are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company, Kerby, or GSSWD is a party or by which the Company or its assets or Kerby or its assets or GSSWD or its assets are bound or affected. The Company, Kerby, and GSSWD possess all permits, licenses, leases, agreements, and authorizations of governmental authorities and any other applicable persons or entities necessary to or for the operation of its assets, properties, and business, all of which permits, licenses, leases, agreements, and authorizations are in full force and effect.

         Section 2.07 REPORTS AND FINANCIAL STATEMENTS OF THE COMPANY. The combined balance sheet of the Company and GSSWD for the period ending as of December 31, 1999 (the "Audited Balance Sheet") and the combined statement of earnings, statement of changes in equity, and statement of changes in cash flows of the Company and GSSWD for the period ending as of December 31, 1999, copies of all of which are attached hereto as EXHIBIT D (collectively, the "Financial Statements"), are true and complete in all material respects, fairly represent the financial position and results of operations of the Company, Kerby, and GSSWD as of and for the periods shown, and were prepared in accordance with generally accepted accounting principles. None of the Financial Statements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.


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ACQUISITION AGREEMENT                                                     PAGE 5
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        Except as and to the extent of (i) liabilities reflected or reserved against in the Audited Balance Sheet and (ii) liabilities which have arisen since the date of the Audited Balance Sheet in the ordinary course of business and which have been fully disclosed to Purchaser in writing, the Company, Kerby, and GSSWD do not have any liabilities or obligations (whether accrued, absolute or contingent), and including without limitation, any liabilities resulting from failure to comply with any laws or any federal, state, or local tax liabilities due or to become due whether (a) incurred in respect of or measured by income for any financial statement or balance sheet period, or (b) arising out of transactions entered into, or any state of facts existing, prior or subsequent thereto.

        Section 2.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, except as shown on attached SCHEDULE 2.08 or as otherwise expressly permitted by this Agreement, the Company, Kerby, and GSSWD have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, except as shown on SCHEDULE 2.08, there has not been (a) any material adverse change in the financial condition, results of operations, or business of the Company, Kerby, or GSSWD, (b) any material damage, destruction, or loss (whether or not covered by insurance) with respect to any assets of the Company, Kerby, or GSSWD, including, without limitation, the GSSWD Tangible Assets, (c) any change by the Company, Kerby, or GSSWD in its accounting methods, principles, or practices, (d) any entry by the Company, Kerby, or GSSWD into any commitments or transactions material to the Company, Kerby, or GSSWD, (e) any declaration, setting aside, or payment of any dividends or distributions in respect of shares of the Stock or any redemption, purchase, or other acquisition of any of the capital stock of the Company, Kerby, or GSSWD, (f) any increase or decrease in or establishment or termination of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase, or other employee benefit plan of the Company, Kerby, or GSSWD or any other increase in the compensation payable or to become payable to any officers or key employees of the Company, Kerby, or GSSWD (g) any incurrence of any indebtedness or other obligations or liabilities by the Company, Kerby, or GSSWD, (h) any proposed law or regulation or any actual event or condition of any character that is known to the Seller or the Company or Kerby or GSSWD that materially adversely affects the business or future prospects of the Company, Kerby, or GSSWD, (h) any claim, litigation, event, or condition of any character that materially adversely affects the business or future prospects of the Company, Kerby, or GSSWD, (i) any issuance or purchase of, or agreement to issue or purchase shares of the capital stock or other securities of the Company, Kerby, or GSSWD, (j) any mortgage, pledge, lien, or encumbrance made or agreed to be made on any of the assets or properties of the Company, Kerby, or GSSWD, (k) any sale, transfer, other disposition of, or agreement to sell, transfer, or dispose of the properties or assets, tangible or intangible, of the Company, Kerby, or GSSWD, except as expressly permitted by this Agreement and except in the ordinary course of business and then only for full and fair value received, (l) any loans, advances, or agreements with respect to any loans or advances, other than to customers in the ordinary course of business and that have been properly reflected as "accounts receivable" on the books of the Company, Kerby, and GSSWD; (m) any transaction outside the ordinary course of business of the Company, Kerby, and GSSWD, (n) any capital expenditure by the Company, Kerby, or GSSWD in excess of $10,000, or (o) any agreement by the Stock Sellers, the Company, Kerby, or GSSWD to do any of the items described in Subparagraphs (a) through (n) above.

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ACQUISITION AGREEMENT                                                     PAGE 6
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        Section 2.09 ABSENCE OF LITIGATION. There are no claims, actions, proceedings, or investigations pending or, to the knowledge of the Stock
Sellers, the Company or GSSWD, threatened against the Company, Kerby, or GSSWD or any of the assets of the Company, Kerby, or GSSWD before any court, arbitrator, or administrative, governmental, or regulatory authority or body, domestic or foreign. As of the date hereof, none of the Company, Kerby, and GSSWD nor their assets are subject to any order, writ, judgment, injunction, decree, determination, or award.

        Section 2.10 EMPLOYEE BENEFIT PLANS. Except as set forth on attached
SCHEDULE 2.10 (collectively, the "Plans"), the Company and Kerby do not have any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder), any bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, medical, accident, life insurance, disability income, retiree medical or life insurance, supplemental retirement, severance, and other benefit plans, programs, or arrangements, or any sick leave and vacation plans. The Company and Kerby, as applicable, have operated the Plans in compliance with all applicable federal, state, and local laws and regulations, has received no notice of any claims or violations of any laws and regulations applicable to the Plans, and, has no existing obligations or liabilities under the Plans which have not been fully funded or reserved for on the Financial Statements. Any and all such plans, programs, and arrangements previously adopted and subsequently terminated by the Company or Kerby were duly and validly terminated in accordance with all applicable laws and the Company and Kerby have no continuing obligations or liabilities and has received no notice of any claims or violations with respect to such former plans, programs, and arrangements.

        Section 2.11 TITLE TO STOCK. The Stock Sellers own good and marketable title to all of the Stock, free and clear of liens, claims, and encumbrances of any kind or character.

        Section 2.12 ASSETS OF THE COMPANY, KERBY, AND GSSWD.

               (a) SCHEDULE 2.12(a) attached hereto contains a complete and correct description of all real property which is, or as of the Closing will be, owned by or leased to the Company, Kerby, or GSSWD or in which the Company, Kerby, or GSSWD otherwise holds, or as of the Closing will hold, contractual rights, together with all applicable real property leases and contracts. All such leases and contracts are valid and in full force and effect and all rents, royalties, and other sums payable by the Company, Kerby, or GSSWD thereunder have been timely paid. There exists no default or event or circumstance which, with notice or lapse of time or both, will constitute a default under any of such lease agreements.

               (b) SCHEDULE 2.12(b) attached hereto contains a complete and accurate description of all vehicles, equipment, furniture, fixtures, and other personal property of any kind or character, tangible or intangible, that is owned by, in the possession of, or used by the Company, Kerby, and

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ACQUISITION AGREEMENT                                                     PAGE 7
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GSSWD (the "Subject Real Estate"). Except as shown on SCHEDULE 2.12(b), no personal property owned or used by the Company, Kerby, or GSSWD in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or financing agreement or is located any place other than in the possession of the Company.

        Section 2.13 TITLE TO AND CONDITION OF THE ASSETS OF THE COMPANY AND KERBY. The Company and Kerby have, or will have at Closing, good and marketable title to all of their assets and properties, real and personal, tangible and intangible, that are material to the business and future prospects of the Company and Kerby, free and clear of liens, claims, charges, and encumbrances of any kind or nature, save and except (a) the liens and security interests shown on attached SCHEDULE 2.13, (b) liens for real and personal property taxes that are not yet due and payable and (c) possible minor matters that, in the aggregate, are not substantial in amount and do not materially interfere with or detract from the present or intended use of any of the assets and properties nor materially impair the business operations of the Company and Kerby. The tangible assets of the Company and Kerby are in good operating condition and repair, normal wear and tear excepted.

        Section 2.14 TITLE TO AND CONDITION OF THE DISPOSAL AND BRINE FACILITIES. GSSWD has, or will have at Closing, good and marketable title to 100% of the operating rights in, and subject to any royalties payable under the Disposal and Brine Agreements (hereinafter defined), 100% of the revenues derived or derivable from the operation of, the Disposal and Brine Facilities, free and clear of liens, claims, charges, and encumbrances of any kind or character, except (a) liens for real and personal property taxes that are not yet due and payable and (b) as may be expressly set forth on EXHIBIT A. The Disposal and Brine Facilities are in good operating condition and repair, normal wear and tear excepted.

        Section 2.15 TAXES. The Company and Kerby are and at all times in the past have been "C" corporations within the meaning of Section 1361 of the Internal Revenue Code of 1986, as amended. The Company and Kerby presently maintain and at all times in the past have maintained fiscal years ending as of December 31 for federal income tax purposes. The Company and Kerby have filed all state and federal Tax Returns (defined below) required to be filed by them, and the Company and Kerby have paid and discharged all Taxes (as defined below) shown due thereon and have paid all other Taxes as are due. The liability for Taxes set forth in each such Tax Return does not materially understate the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" means taxes of any kind, payable to any federal, state, local, or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, value added, sales, use, service, real or personal property, payroll, withholding, employment, social security, unemployment compensation, and production taxes, and (ii) interest, penalties, and additions to tax imposed with respect thereto, whether disputed or not; and "Tax Returns" means all returns, reports, declarations, claims for refund, and information statements with respect to Taxes required to be filed with the Internal Revenue Service or any other taxing authority, domestic or foreign, through the time of Closing hereunder, including, without limitation, consolidated, combined, and unitary tax returns and any schedule or amendment thereto. The Company and Kerby have not (i) granted any waiver of any statute of limitations with respect to, any

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ACQUISITION AGREEMENT                                                     PAGE 8
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Tax, or (ii) obtained an extension of time with respect to the filing of any Tax
Return other than Tax Returns that were duly filed within the applicable extension period. No claim has been made by an authority in a jurisdiction where the Company or Kerby does not file Tax Returns that the Company or Kerby may be subject to taxation by that jurisdiction. There are no liens or security interests on any of the assets of the Company or Kerby that arose in connection with any failure (or alleged failure) to pay any Tax. The Company and Kerby have disclosed on all federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. The Company and Kerby have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third-party. There is no dispute or claim concerning any liability for Tax of the Company or Kerby (i) claimed or raised by any authority in writing or
(ii) as to which the Company or Kerby or any officers (and employees responsible for Tax matters) of the Company or Kerby have knowledge.

        Section 2.16   ENVIRONMENTAL MATTERS.

               (a) The Company, Kerby, and GSSWD have conducted all operations and activities in material compliance with all applicable Environmental Laws (as defined below), and none of the assets of the Company, Kerby or GSSWD (including, without limitation, the Disposal and Brine Facilities) is being or has been operated in violation of any Environmental Laws.

               (b) The Company, Kerby, and GSSWD possess all permits required under Environmental Laws for the operation of their respective assets.

               (c) The assets of the Company, Kerby, and GSSWD and the operations conducted thereon or therewith, are not subject to any existing, unfulfilled administrative or judicial order requiring remedial action under any Environmental Law.

               (d) Neither the Stock Sellers nor the Company, Kerby, or GSSWD has received any notice of any investigation or inquiry regarding failure of the assets of the Company, Kerby, or GSSWD, or the operations conducted thereon or therewith, to comply with Environmental Laws.

        As used in this Section 2.16, "Environmental Laws" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, Safe Drinking Water Act, New Mexico Solid Waste Disposal Act, the Resource Conservation and Recovery Act, as amended, the Hazardous and Solid Waste Amendments Act, as amended, the Toxic Substances Control Act, as amended, the Clean Water Act, as amended, and the Clean Air Act, as amended, and any other applicable federal, state, or local environmental law and all rules, regulations and administrative orders related thereto, as such laws, rules, regulations and administrative orders exist as of the Closing Date.

        Section 2.17 BROKERS. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Company, Kerby, or GSSWD.

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ACQUISITION AGREEMENT                                                     PAGE 9
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        Section 2.18 CONTRACTS. Attached hereto as SCHEDULE 2.18 is a list of all currently effective agreements respecting property, goods, and/or services of or binding upon the Company, Kerby or their respective assets (the "Contracts"). None of the Contracts has been modified, amended, supplemented or altered except as specifically shown on attached SCHEDULE 2.18. The Company has made copies of all of the Contracts (including all modifications, amendments, and supplements thereto) available to Purchaser. All of the Contracts are in full force and effect and the Company, and Kerby are not in default under any of the Contracts.

        Section 2.19 DISPOSAL AND BRINE AGREEMENTS. All leasehold and other contractual rights owned or used by or binding upon GSSWD in connection with operation of the Disposal and Brine Facilities (collectively, the "Disposal and Brine Agreements") are described on attached EXHIBIT A. Except as shown on EXHIBIT A, none of the Disposal and Brine Well Agreements has been modified, amended, supplemented, or altered. All rentals, royalties, and other sums payable under the Disposal and Brine Agreements have been timely and properly made. The Disposal and Brine Agreements are in full force and effect and GSSWD is not in default (and no circumstance or event has occurred which with notice or the passage of time would constitute a default by GSSWD) under the Disposal and Brine Agreements. GSSWD has obtained or will have obtained by Closing all requisite consents of third parties to its conveyance of the Disposal and Brine Facilities and the Disposal and Brine Agreements to Purchaser.

        Section 2.20 NO UNION CONTRACTS. There is no collective bargaining or other union agreement to or by which the Company or Kerby is a party or is bound, nor is a collective-bargaining agreement currently being negotiated; and all non-exempt employees have been paid in accordance with the Fair Labor Standards Act of 1938 and the Portal-to-Portal Act of 1947. The Company and Kerby are in compliance with all federal, state, or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment, and wages and hours, and has not and is not engaged in any unfair labor practice. The Company and Kerby have not experienced any material labor difficulty during the last three years.

        Section 2.21 INSURANCE. SCHEDULE 2.21 attached hereto lists all insurance policies (the "Insurance Policies") held by the Company, Kerby, and GSSWD and all such listed policies are in the respective principal amounts set forth therein. The Company, Kerby, and GSSWD maintain (a) insurance on all of its business, operations, and assets of a type customarily insured, covering property damage and loss of income by fire or other casualty and (b) insurance protection against all liabilities, claims, and risks against which it is customary to insure. All premiums due and payable under the Insurance Policies have been paid. The Company, Kerby, and GSSWD are not, and but for a requirement that notice be given or that a period of time elapse or both would not be, in violation under any such Insurance Policies.


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ACQUISITION AGREEMENT                                                    PAGE 10

        Schedule 2.22 BANK ACCOUNTS. SCHEDULE 2.22 attached hereto contains a true and correct list of the names and addresses of all banks, financial institutions, and other depositories in which the Company, Kerby, or GSSWD has an account, deposit, or safe deposit box and the names of all persons authorized to draw on those accounts or deposits or who have access to them and the account numbers of each account.

        Schedule 2.23 OTHER LIABILITIES AND OBLIGATIONS. SCHEDULE 2.23 attached hereto contains a true and correct list of all liabilities and obligations of the Company, Kerby, and GSSWD not disclosed elsewhere in this Agreement of any kind, character, and description, whether accrued, absolute, contingent, or otherwise, and whether or not required to be disclosed or accrued in the Financial Statements of the Company, Kerby, or GSSWD that exceed $5,000 to any one creditor. In the case of liabilities that may not be fixed, an estimate of the maximum amount that may be payable is also included.

        Section 2.24 DISCLOSURE. No representations or warranties made by the Stock Sellers, the Company, or GSSWD in this Agreement, and no statements of the Stock Sellers or the Company, Kerby, or GSSWD contained in any document executed or delivered by any of them to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein not misleading.

        Section 2.25 TRANSACTIONS WITH AFFILIATES. Except as shown on attached
SCHEDULE 2.25, the Company, Kerby, and GSSWD are not a parties to any transaction, contract, or agreement with any (i) current or former officer or director of the Company, Kerby, or GSSWD or (ii) any parent, spouse, child, brother, sister or other family relation of any such officer or director, or
(iii) any corporation or partnership of which any such officer or director or any such family relation is an officer, director, partner or greater than 10% stockholder (based on percentage ownership of voting stock) or (iv) any "affiliate", or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1934, including, without limitation, any transaction involving a contract, agreement, or other arrangement providing for the employment of, furnishing of materials, products, or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, except with respect to services provided on reasonable terms which would not materially alter the presentation of the Financial Statements, if such transactions had been entered into with an unrelated third party.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to the Stock Sellers and GSSWD as of the date of this Agreement as follows:


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ACQUISITION AGREEMENT                                                    PAGE 11

        Section 3.01 ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the assets owned or operated by Purchaser or the nature of its activities makes such qualification or licensing necessary.

        Section 3.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by all other parties hereto, constitutes the legal, valid and binding obligation of Purchaser, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors, rights or by legal principles of general applicability governing the availability of equitable remedies.

        Section 3.03   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not (i) conflict with or violate the certificate of incorporation or bylaws of Purchaser, (ii) to the knowledge of Purchaser, conflict with or violate any law applicable to Purchaser or by which any of its assets are bound or affected or (iii) to the knowledge of Purchaser, result in any breach or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the material assets of Purchaser pursuant to, any note, bond, mortgage, indenture, or any material contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets are bound or affected.

               (b) To the knowledge of Purchaser, the execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

        Section 3.04 BROKERS. No broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.


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ACQUISITION AGREEMENT                                                    PAGE 12

                                   ARTICLE IV

                 CONDUCT OF BUSINESS OF THE COMPANY, KERBY, AND
                         GSSWD PENDING THE CLOSING DATE

        Pending the Closing Date or earlier termination of this Agreement, and except as otherwise specifically contemplated in this Agreement or the schedules hereto or as may be consented to and approved in writing by Purchaser, the Stock Sellers, the Company, and GSSWD covenant and agree as follows:

        Section 4.01 ORDINARY COURSE OF BUSINESS. The Company, Kerby, and GSSWD will carry on their business substantially in the same manner as heretofore conducted, and will not engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business. Without limiting the generality of the foregoing, the Company, Kerby, and GSSWD will:

               (a) operate and maintain their assets diligently and in a good and workmanlike manner and comply in all material respects with all applicable laws and with the terms of any agreements binding upon those assets;

               (b) maintain and keep in full force and effect all of the Contracts and all of the Disposal and Brine Agreements and all permits, licenses and similar rights and privileges of the Company, Kerby, and GSSWD and comply in all material respects with all of their material obligations therein and thereunder;

               (c) maintain all of their tangible assets in at least as good a condition as they were in at the date hereof, ordinary wear and tear excepted, and remove no material items therefrom;

               (d) maintain the Insurance Policies in full force and effect; and

               (e) pay, perform, and discharge, on a basis consistent with prior practices, all obligations of the Company, Kerby, and GSSWD under the Contracts, the Disposal and Brine Agreements, and the notes, leases, and other instruments evidencing the indebtedness or other liabilities of the Company, Kerby, and GSSWD which are shown on the Audited Balance Sheet and/or on the schedules attached to this Agreement in accordance with their respective terms (but without right of prepayment);

        Section 4.02 RESTRICTED ACTIONS. Without the prior written consent of Purchaser, such consent not to be unreasonably withheld, the Company, Kerby, and GSSWD will not (a) enter into any agreement or commitment, the result of which would be to incur or expand the existing indebtedness or liabilities of the Company, Kerby, or GSSWD; (b) incur any additional indebtedness other than trade payables incurred in the ordinary course of business; (c) sell, transfer, assign, convey or otherwise dispose of any of the assets of the Company, Kerby, or GSSWD other than dispositions

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ACQUISITION AGREEMENT                                                    PAGE 13
of (i) equipment or other personal property which is replaced with property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of its business and (ii) personal property and equipment no longer used or useful in the ordinary course of business; or (d) create or permit the creation of any new lien, security interest, or other encumbrances on any asset of the Company, Kerby, or GSSWD.

        Section 4.03 AMENDMENTS TO GOVERNING DOCUMENTS. No change or amendment shall be made in the articles of incorporation or bylaws of the Company, Kerby, or GSSWD.

        Section 4.04 ORGANIZATION. The Company, Kerby, and GSSWD will preserve their respective existences and will keep their business organizations intact and use their reasonable efforts to preserve their relationships with their suppliers, customers, and others having business relations with the Company, Kerby, and GSSWD.

        Section 4.05 EMPLOYMENT AGREEMENTS. The Company, Kerby, and GSSWD will not enter into any agreement relating to employment with any person.

        Section 4.06 ISSUANCE OF SHARES; DIVIDENDS. The Company and Kerby will not issue shares of capital stock, or grant any options, warrants or other rights to purchase or acquire the capital stock of the Company or Kerby. The Company and Kerby will neither declare nor pay or set aside for payment any dividend or other distribution on their outstanding shares of capital stock, nor redeem, purchase or otherwise acquire any of their capital stock.

        Section 4.07 NO DEFAULT. The Company, Kerby, and GSSWD will not knowingly take any action or knowingly take any action that causes a material breach of any representation, warranty, covenant or agreement of the Stock Sellers, the Company, or GSSWD under this Agreement.

        Section 4.08 INVESTMENT. The Company and Kerby will not make any new capital investment in, make any loan to, or acquire the securities or assets of any other person or entity.

        Section 4.09 USES OF CASH. Other than in the ordinary course of business, the Company, Kerby, and GSSWD will not make any payments during the period between the date hereof and the Closing Date except for the purpose of paying Taxes, paying rentals or other sums owing by the Company, Kerby, or GSSWD under the Contracts or the Disposal and Brine Agreements as and when due, discharging rentals and trade payables incurred in the ordinary course of business, and retiring or discharging presently existing indebtedness to financial institutions or other third parties as and when due in accordance with the terms of the notes or other instruments evidencing such indebtedness (but without right of prepayment).


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ACQUISITION AGREEMENT                                                    PAGE 14

                                    ARTICLE V

                         OTHER AGREEMENTS OF THE PARTIES

        Section 5.01 PURCHASER'S DUE DILIGENCE. Purchaser shall have until 6:00 p.m., CST, on March 24, 2000 (the "Inspection Period") to inspect, review, and audit the assets of the Company, Kerby, and GSSWD and all books, records, data, and other information of the Stock Sellers and the Company, Kerby, and GSSWD relating to the business and financial affairs of the Company, Kerby, and GSSWD, the title to and ownership of the assets of the Company, Kerby, and GSSWD, and the conduct of the Businesses. Except as otherwise expressly provided in this Agreement, all expenses incurred by the Purchaser relating to its inspections, reviews, and audits shall be borne and paid exclusively by the Purchaser. The Stock Sellers, the Company, and GSSWD shall cooperate with Purchaser in all reasonable respects in facilitating such inspections, reviews, and audits. Without limiting the foregoing, the Stock Sellers, the Company, and GSSWD agree that, during the Inspection Period and thereafter until Closing, they will (a) provide or cause to be provided to Purchaser and its counsel, accountants, consultants, and other authorized representatives, during normal business hours or otherwise, if necessary, full access to all of the assets, books, agreements, commitments and records of the Company, Kerby, and GSSWD; and (b) furnish Purchaser and its representatives with such data, records, and other information concerning any of the operations and affairs of the Company, Kerby, and GSSWD as Purchaser may reasonably request. If Purchaser shall determine as a result of its inspections, reviews, and audits that the condition or value of or title to the assets of the Company, Kerby, or GSSWD or the operations or results of the Company, Kerby, or GSSWD are deficient in any material respect, or if Purchaser is for any other reason, in Purchaser's sole and absolute discretion, dissatisfied with the transaction contemplated by this Agreement, Purchaser may elect to terminate this Agreement by giving written notice thereof to the Stock Sellers prior to the end of the Inspection Period. If Purchaser does not terminate this Agreement during the Inspection Period, Purchaser may thereafter continue its reviews, inspections and audits pending Closing, but, except as otherwise provided in this Agreement, without additional termination rights after the Inspection Period.

        The Stock Sellers and GSSWD further agree that, upon request by Purchaser prior to or following Closing, the Stock Sellers and GSSWD will execute and deliver to Purchaser or its accountants such audit response letters and further confirmations as Purchaser or its accountants may reasonably require for purposes of verification of the accuracy, validity, and completeness of the Financial Statements, the Final Balance Sheet (hereinafter defined), and all other financial and other information provided or made available by the Stock Sellers, the Company, or GSSWD to Purchaser in connection with the transactions contemplated by this Agreement.

        Section 5.02 ENVIRONMENTAL REPORT. Within fifteen (15) days from the date of this Agreement, the Stock Sellers, the Company, and GSSWD, at their sole expense, shall furnish to Purchaser Phase I environmental studies and reports covering all of the Subject Real Estate and prepared by an environmental consulting firm or firms mutually acceptable to the Stock Sellers and Purchaser (the "Environmental Reports"). If the Environmental Reports show any environmental

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ACQUISITION AGREEMENT                                                    PAGE 15
condition that is unacceptable to Purchaser, Purchaser shall, within ten (10) days of its receipt of the Environmental Reports, notify the Stock Sellers of such condition(s) and the reasons for Purchaser's objections thereto ("Purchaser's Environmental Objections"). Upon expiration of such ten-day notification period, Purchaser shall be deemed to have accepted the form and substance of the Environmental Reports, except, however, those matters to which Purchaser has timely objected in accordance with the preceding sentence. The Stock Sellers, the Company, and GSSWD shall have no obligation to bring any action or proceeding or otherwise to incur any expense whatsoever to eliminate or modify any of Purchaser's Environmental Objections. Within five days following receipt of Purchaser's Environmental Objections, the Stock Sellers, the Company, and GSSWD shall give notice to Purchaser of what actions, if any, they propose to take in order to cure Purchaser's Environmental Objections. If they are unable or unwilling to remedy Purchaser's Environmental Objections to the reasonable satisfaction of Purchaser, Purchaser may terminate this Agreement by notice in writing to the Stock Sellers by the earliest to occur of (i) the Closing Date or (ii) five (5) business days following notice from the Stock Sellers, the Company, and GSSWD that they are unable or unwilling to remedy Purchaser's Environmental Objections, in which event, except as expressly provided otherwise in this Agreement, none of the parties hereto shall have any further rights or obligations under this Agreement. If this Agreement is terminated for any reason, Purchaser agrees to immediately return the Environmental Reports to the Company and to hold the contents thereof strictly confidential. Likewise, pending and following Closing hereunder, the Stock Sellers, the Company, and GSSWD shall hold the Environmental Reports strictly confidential and shall not disclose the same or their contents to any third party without the prior written consent of Purchaser.

        Section 5.03 EXCLUSIVE DEALING. Unless and until this Agreement shall have been terminated in accordance with the terms hereof, neither the Stock Sellers nor the Company, Kerby, or GSSWD shall directly or indirectly, solicit, initiate, or participate in negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than the Purchaser or an affiliate or an associate of the Purchaser) concerning, or enter into any agreement providing for any sale of the assets of the Company, Kerby, or GSSWD, any sale of shares of capital stock or other equity in the Company, Kerby, or GSSWD, or any similar transactions involving the Company, Kerby, or GSSWD.

        Section 5.04 CONSENTS, APPROVALS, AND FILINGS. The Stock Sellers, the Company, Kerby, GSSWD, and Purchaser shall each use its reasonable efforts to obtain at the earliest practicable date and, in any event, prior to the Closing Date, all consents and approvals, including any third party consents, and to make all filings required to be obtained or made under any federal, state, or local laws or any agreement or other instrument (including, without limitation, any consent or approval necessary to avoid the loss of any rights under any agreement) prior to consummating the transactions contemplated hereby, whether such consent, approval or filing is to be obtained from or made with private parties or applicable governmental authorities.

        Section 5.05 BROKERS AND FINDERS. Purchaser, on the one hand, and the Stock Sellers, the Company, and GSSWD, on the other hand, shall indemnify each other and hold each other harmless from any claim against the other for a broker's or finder's fee, commission, or other like payment in

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ACQUISITION AGREEMENT                                                    PAGE 16
connection with the transactions contemplated by this Agreement which arises from or is based upon arrangements made by or through the indemnifying party.

        Section 5.06 PUBLIC ANNOUNCEMENTS. Pending Closing, except as may be required by applicable law, no party hereto shall issue any press release or make any other public pronouncements concerning this Agreement or the transactions contemplated hereby without the written consent and approval of all other parties.

        Section 5.07 RESIGNATION OF OFFICERS AND DIRECTORS. The Stock Sellers and the Company will secure the resignation of each then-serving officer and director of the Company and Kerby effective as of the Closing Date.

        Section 5.08 NOTICE OF DEVELOPMENTS. Prior to the Closing, the Stock Sellers, the Company, and GSSWD will give prompt notice to Purchaser of any material event affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of the Company, Kerby, and/or GSSWD. No disclosure pursuant to this Section 5.08 shall, however, be deemed to amend or supplement this Agreement or the schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant under this Agreement.

        Section 5.09 PRELIMINARY AND FINAL COMPUTATIONS OF NFA. As part of its diligence processes in this transaction, Purchaser intends to have the books and records of the Company, Kerby, and GSSWD audited by certified professional accountants and to have audited financial statements prepared for the Company, Kerby, and GSSWD on a consolidated basis in compliance with generally accepted accounting principles ("GAAP"), all at the expense of Purchaser. The Stock Sellers, the Company, GSSWD and Purchaser recognize that the financial data necessary to permit computation of NFA at the Closing may not be complete or final at such time. The parties accordingly shall estimate NFA at Closing and shall then finalize their calculation of NFA on a post-Closing basis within sixty (60) days following the Closing. At least three (3) business days prior to the Closing, Purchaser shall deliver to the Stock Sellers and GSSWD a preliminary settlement statement, reflecting its good faith estimate of NFA as of the Closing Date based upon the best information then available to Purchaser. At or prior to Closing, the Stock Sellers, GSSWD, and Purchaser shall attempt to reconcile any differences they may have regarding the preliminary settlement statement. If there are any items the parties are unable to reconcile prior to Closing, Purchaser's position shall prevail to enable Closing to proceed, but without prejudice to the right of any party to this Agreement to dispute any item of the final settlement statement. Within forty-five (45) days after the Closing Date, Purchaser shall deliver to the Stock Sellers and GSSWD an audited balance sheet of the Company, Kerby, and GSSWD, on a consolidated basis, for the period ended as of the Closing Date, prepared in accordance with GAAP, and a proposed final settlement statement including Purchaser's final computation of NFA. The Stock Sellers and GSSWD shall have ten (10) days from its receipt of the such balance sheet and proposed settlement statement to notify Purchaser of their objections, if any, to the information set forth therein, failing which the Stock Sellers and GSSWD shall be deemed to have irrevocably accepted the computations and substance of those documents for all purposes of this Agreement. If the Stock Sellers and GSSWD

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ACQUISITION AGREEMENT                                                    PAGE 17
timely and properly contest any items within such balance sheet or proposed final settlement statement, the Stock Sellers, GSSWD, and Purchaser shall promptly meet and utilize their best efforts to resolve their differences, it being the intention of the parties to finalize all post-Closing adjustments within sixty (60) days following the Closing Date. If the parties are unable to reach final agreement on any such post-Closing matters, they shall resolve their differences by means of the dispute resolution procedures set forth in Section
10.02 and final settlement between the parties shall be deferred pending conclusion of such procedures. At the conclusion of the post-Closing accounting contemplated by this Section 5.09, the Stock Sellers, GSSWD, or Purchaser, as appropriate, shall immediately remit to the other, in immediately available funds, the net sum determined owning by such party in the final settlement statement, whether finalized by agreement of the parties or through dispute resolution processes. As used in this Agreement, "Final Balance Sheet" and "Final Settlement Statement" shall mean the final balance sheet and the final settlement statement proposed by Purchaser, as the same may be modified either by agreement of the parties or dispute resolution pursuant to the foregoing.

        Section 5.10 ACCOUNTS RECEIVABLE. The Stock Sellers and GSSWD expressly represent and warrant that all accounts receivable of the Company, Kerby, and GSSWD reflected on the Final Balance Sheet as of the Closing Date are collectible in the normal course of business within 150 days from the Closing Date without resort to litigation or the retention of collection services. Following Closing, the Company shall apply partial payments by customers to the respective outstanding receivables of such customers in the order of their aging (i.e. older accounts paid first). To the extent any such receivables remain unpaid following such 150-day period, the Company, without limitation of its other legal rights and remedies, may require the Stock Sellers and GSSWD to immediately purchase the same from the Company at full face value and without subsequent recourse of any kind upon the Company or Purchaser or may offset the face amount of such unpaid receivables against its payment obligations under the Note.

        Section 5.11 TAXES AND TAX RETURNS. The Stock Sellers shall be responsible for the timely preparation and filing (without extension, unless otherwise agreed by Purchaser in writing) of all federal, state, and local Tax Returns covering or for (or based upon income received or realized during) all periods prior to and including the Closing Date, except that, if Closing occurs, Purchaser shall be responsible for the timely preparation and filing of the federal income tax returns of the Company for calendar year 2000 and ensuing years. The Stock Sellers shall prepare all such Tax Returns for which the Stock Sellers are responsible hereunder in accordance with applicable law and shall submit such Tax Returns to the Company and Purchaser for their review and concurrence at least ten (10) business days prior to filing. If, after the Closing Date, any applicable taxing authority shall determine there to be a deficiency in the amount of any federal, state, or local Tax paid or payable by the Company or Kerby which is not reserved for or reflected on the Final Balance Sheet and which relates to any period prior to the Closing Date, the Stock Sellers shall be fully responsible for the payment of any such deficiency. Following Closing, if any Tax Return covering a period of time prior to the Closing Date shall be audited by an applicable taxing authority, the Company shall promptly notify the Stock Sellers of such audit. The Stock Sellers and Purchaser and the Company shall jointly and not severally conduct all discussions and negotiations with applicable taxing

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ACQUISITION AGREEMENT                                                    PAGE 18
authorities regarding each such audited Tax Return as it may relate to periods prior to the Closing Date. The Company shall have exclusive authority to conduct all discussions and negotiations with applicable taxing authorities regarding
Tax Returns relating to periods from and after the Closing Date and shall be solely responsible for the payment of all Taxes attributable to such periods.

        Section 5.12   INDEMNIFICATION.

               (a) Indemnification by the Stock Sellers and GSSWD. The Stock Sellers and GSSWD agree to indemnify and hold harmless Purchaser and the Company and Kerby after the Closing Date against and in respect of any of the following matters which may be asserted or established:

                       (i) All liabilities of the Company, Kerby, and GSSWD of any nature, whether accrued, absolute, contingent, or otherwise, which existed as of the Closing Date and are not provided for or reflected on the Final Balance Sheet;

                       (ii) Any and all liabilities or obligations arising from or attributable to the ownership or operation of the GSSWD Assets for all periods prior to the Closing Date;

                       (iii) Any and all damages, losses, expenses, or deficiencies resulting from any breach of the warranties, representations and covenants of the Stock Sellers, the Company, and/or GSSWD contained in this Agreement or in any schedule hereto; and

                       (iv) All demands, assessments, judgments, costs, and expenses (including reasonable legal fees and other expenses of litigation, both at the trial and appellate level) arising from or in connection with any action, suit, proceeding, or claim incident to any of the foregoing.

               (b) Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless the Stock Sellers after the Closing Date against or in respect of any of the following matters:

                       (i) Any and all damages, losses, expenses, or deficiencies resulting from any breach of the warranties, representations and covenants of Purchaser contained in this Agreement or in any schedule hereto; and

                       (ii) All demands, assessments, judgments, costs, and expenses (including reasonable legal fees and other expenses of litigation, both at the trial and appellate level) arising from or in connection with any action, suit, proceeding, or claim incident to any of the foregoing.

        Section 5.13 RELEASE AND WAIVER BY THE STOCK SELLERS AND GSSWD. Any provisions of this Agreement to the contrary notwithstanding, following Closing hereunder, the Stock Sellers and

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ACQUISITION AGREEMENT                                                    Page 19

GSSWD shall have no right of contribution, indemnity, reimbursement, or other legal or equitable right of recourse upon the Company or Kerby based upon or attributable to the breach or non- performance by the Stock Sellers, the Company, or GSSWD of any of their representations, warranties, and covenants under this Agreement, and the Stock Sellers and GSSWD, as of Closing hereunder, expressly release and waive any and all such rights of contribution, indemnity, reimbursement or other recourse upon or against the Company and Kerby. The Stock Sellers and GSSWD shall be jointly and severally liable and responsible for all representations, warranties, covenants and other obligations of the Stock Sellers and/or GSSWD hereunder.

         Section 5.14 RELEASE OF PERSONAL GUARANTIES. Upon Closing, Purchaser shall cooperate fully with the Stock Sellers and shall utilize its best efforts in attempting to obtain the prompt release by applicable third parties of the personal guaranties by the Stock Sellers of indebtedness of the Company which are shown on attached SCHEDULE 5.14.

         Section 5.15 EMPLOYMENT MATTERS. To the extent Purchaser or the Company shall elect to continue the employment of current employees of the Company following Closing, each employee so retained by Purchaser or the Company following Closing shall be eligible for participation in Purchaser's current employee benefit programs with full credit for length of service prior to Closing with the Company. The Stock Sellers and the Company acknowledge and agree that the decision to hire any current employees of the Company is solely in the discretion of Purchaser and that Purchaser has no obligation of any kind to employ any of the existing employees of the Company following Closing.

         Section 5.16 INVESTMENT REPRESENTATIONS BY THE STOCK SELLERS. Upon Closing and in connection with any conversion of the unpaid balance of the Note into common stock in Purchaser as more particularly provided in the Note, the Stock Sellers expressly represent, warrant, acknowledge, and agree to and with the Company that:

                  (a) any such stock so acquired by the Stock Sellers (the "Stock") may not have been registered under the Securities Act of 1933 or any other state securities laws (collectively, the "Securities Acts") because Purchaser may or will issue the Stock in reliance upon this Section 5.15 and the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering;

                  (b) the Stock Sellers will acquire any Stock for the Stock Sellers' own respective accounts, for investment, and not with a view to the resale or distribution thereof;

                  (c) the Stock Sellers will not transfer, sell or offer for sale any portion of the Stock unless there is an effective registration or other qualification relating thereto under the Securities Act of 1933 and under any applicable state securities laws or unless the holder of the Stock delivers to Purchaser an

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ACQUISITION AGREEMENT                                                    PAGE 20
                     opinion of counsel, satisfactory to Purchaser, that such registration or other qualification under such Act and applicable state securities laws is not required in connection with such transfer, offer or sale;

              (d) Purchaser is under no obligation to register the Stock or to assist the Stock Sellers in complying with any exemption from registration under the Acts if the Stock Sellers should at a later date wish to dispose of the Stock;

              (e) Prior to entering into this Agreement, the Stock Sellers have made an investigation of Purchaser and its business and has obtained or had made available to them all information with respect thereto which the Stock Sellers needed to make an informed decision to structure the transactions contemplated hereby as provided in this Agreement;

              (f) The Stock Sellers possess adequate experience and sophistication as investors for the evaluation of the merits and risks of investment in the Stock; and

              (g) Each of the Stock Sellers is an "accredited investor," as defined in Regulation D as promulgated under the Securities Act of 1933, as amended, (the "1933 Act").


                                   ARTICLE VI

                 CONDITIONS TO OBLIGATION OF PURCHASER TO CLOSE

        The obligation of Purchaser to close under this Agreement shall, unless waived in writing by Purchaser, be subject to the satisfaction on or before the Closing Date of each of the following conditions, and the Stock Sellers, the Company, and GSSWD shall use their reasonable efforts to cause each such condition to be so satisfied.

        Section 6.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Stock Sellers, the Company, and GSSWD contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by this Agreement.

        Section 6.02 PERFORMANCE. The Stock Sellers, the Company, and GSSWD shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

        Section 6.03 PROCUREMENT OF WRITTEN SURFACE USE AND DAMAGE AGREEMENT. GSSWD shall have obtained a written surface use and damage agreement for the lands upon which the salt


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ACQUISITION AGREEMENT                                                    Page 21
water disposal well described on attached EXHIBIT A from all applicable surface owners in form and substance satisfactory to Purchaser.

         Section 6.04 CONSENTS. The consents, approvals, and filings described in Section 5.04 shall have been obtained or made, as the case may be, without the imposition of conditions or limitations having a material adverse effect.

         Section 6.05 OPINION OF COUNSEL TO THE STOCK SELLERS, THE COMPANY, AND GSSWD. The Stock Sellers, the Company, and GSSWD shall have delivered to Purchaser the opinion of their legal counsel, Gary Don Reagan, in form and substance reasonably acceptable to Purchaser and its counsel, and favorably addressing the organization, qualification, good standing, and capitalization of the Company, Kerby, and GSSWD, the due and proper authorization, execution, and delivery and the enforceability of this Agreement and all instruments and documents executed by the Stock Sellers, the Company and GSSWD in connection herewith, and such other matters as Purchaser or its counsel may reasonably require.

         Section 6.06 NO INJUNCTION. There shall not be in effect any preliminary or permanent injunction or temporary restraining order issued by any state or federal court that prevents the consummation of the transactions contemplated hereby.

         Section 6.07 OTHER DOCUMENTS. All documents required to be delivered to Purchaser by the Stock Sellers, the Company, or GSSWD on or prior to the Closing Date shall have been so delivered.

         Section 6.08 MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have been any material adverse change in, to, or affecting the Company, Kerby, or GSSWD or their operations or assets.

         Section 6.09 CERTIFICATES. The Stock Sellers, the Company, and GSSWD shall have delivered to Purchaser certificates confirming the continuing validity of their representations and warranties pursuant to Section 6.01 and certifying their performance hereunder as contemplated by Section 6.02.


                                   ARTICLE VII

               CONDITIONS TO THE OBLIGATIONS OF THE STOCK SELLERS,
                         THE COMPANY, AND GSSWD TO CLOSE

         The obligations of the Stock Sellers, the Company, and GSSWD to consummate the transactions contemplated by this Agreement shall, unless waived in writing by them, be subject to the satisfaction on or before the Closing Date of each of the following conditions, and Purchaser shall use its reasonable efforts to cause each such condition to be so satisfied:


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ACQUISITION AGREEMENT                                                    PAGE 22

         Section 7.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects as of the date made and as of the Closing Date, as though such representations and warranties were made at and as of such date, except for changes permitted or contemplated by this Agreement.

         Section 7.02 PERFORMANCE. Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations, and conditions required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

         Section 7.03 CONSENTS AND APPROVALS. The consents, approvals, and filings described in Section 5.04 shall have been obtained or made, as the case may be, without the imposition of conditions or limitations having a material adverse effect.

         Section 7.04 NO INJUNCTION. There shall not be in effect any preliminary or permanent injunction or temporary restraining order issued by any state or federal court that prevents the consummation of the transactions contemplated hereby.

         Section 7.05 OTHER DOCUMENTS. All documents required to be delivered to the Stock Sellers, the Company, or GSSWD by Purchaser on or prior to the Closing Date shall have been so delivered.

         Section 7.06 CERTIFICATES. Purchaser shall have delivered to the Stock Sellers, the Company, and GSSWD certificates confirming the continuing validity of its representations and warranties pursuant to Section 7.01 and certifying its performance hereunder as contemplated by Section 7.02.


                                  ARTICLE VIII

                                   THE CLOSING

         Section 8.01 CLOSING. The closing ("Closing") of the transaction contemplated hereby shall take place at the offices of Purchaser at 406 N. Big Spring, Midland, Texas, on a business date of Purchaser's unilateral selection within thirty (30) days following any successful completion by Purchaser of an initial public offering of common stock in the Company through a recognized national stock exchange (the "Sierra IPO"), but in no event later than April 30, 2000, or at such other place and time as the parties hereto might hereafter mutually agree in writing. Such date or any alternative date so selected by the parties is referred to in this Agreement as the "Closing Date." Purchaser shall afford the Stock Sellers, the Company, and GSSWD at least ten (10) days prior written notice of its desired Closing Date pursuant to the foregoing.

         Section 8.02 DELIVERIES. At the Closing, the following shall occur:


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ACQUISITION AGREEMENT                                                    Page 23

                  (a) The Stock Sellers shall endorse and deliver the certificate(s) evidencing the Stock to Purchaser, free and clear of liens, claims, and encumbrances;

                  (b) GSSWD and Purchaser shall execute and deliver an assignment and bill of sale that is substantially identical in form and substance to that attached hereto as EXHIBIT E;

                  (c) The Stock Sellers, the Company, and GSSWD shall deliver to Purchaser their closing certificates in compliance with the provisions of
Section 6.09;

                  (c) The Stock Sellers, the Company, and GSSWD shall deliver, or cause to be delivered, to Purchaser the legal opinion of their counsel, as specified in Section 6.05;

                  (d) Royce Crowell, Jr., Dean Crowell, and Bob Fisher and Purchaser shall respectively execute and deliver employment agreements which are substantially identical in form and substance to that attached hereto as EXHIBIT F (in each case specifying a salary and a position mutually acceptable to the applicable employee and Purchaser, but the failure to of those parties to agree upon such matters shall only terminate and extinguish the obligation of Purchaser to employee such prospective employee hereunder and shall not otherwise affect the remaining obligations of Sierra and such party or any other parties under this Agreement, including, but not limited to, the obligation of the Stock Sellers and of GSSWD to sell the Stock and the GSSWD Assets, respectively, at Closing);

                  (e) Royce Crowell (Sr.), Jo Crowell, Royce Crowell, Jr., Dean Crowell, Pam Fisher, and Bob Fisher and Purchaser shall respectively execute and deliver non-competition agreements which are substantially identical in form and substance to that attached hereto as EXHIBIT G;

                  (f) The parties shall attempt to agree upon an estimate of NFA and shall execute a preliminary closing statement as contemplated by Section 5.09;

                  (g) Purchaser shall pay to the Stock Sellers and GSSWD by wire transfer their respective portions of the cash portion of the Purchase Price payable at Closing pursuant to Section 1.03(1);

                  (h) Purchaser shall execute and deliver the Note to the designee of the Stock Sellers;

                  (i) The Company and the Stock Sellers' designee shall execute and deliver the Security Agreement;

                  (j) Purchaser shall deliver to the Stock Sellers its closing certificate in compliance with the provisions of Section 7.06;


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ACQUISITION AGREEMENT                                                    PAGE 24

                  (k) The Stock Sellers, the Company, and GSSWD shall execute such notifications to depository institutions and such changes of authorized signatories upon the accounts of the Company and GSSWD as Purchaser may reasonably request; and

                  (l) At the option of Purchaser in each instance, the Stock Sellers shall execute and deliver to Purchaser three-year leases covering the Main Street and old Halliburton properties in Eunice, New Mexico, and the yard in Hobbs, New Mexico, which are substantially identical in form and substance to that attached hereto as EXHIBIT H (the "Yard Leases").


                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         Section 9.01 Termination and Abandonment. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual agreement of all of the parties hereto;

                  (b) by Stock Sellers if Closing shall not have occurred on or prior to April 30, 2000, other than due to breach or non-performance by Stock Sellers hereunder;

                  (c) by Purchaser if it fails or is unable to conclude the Sierra IPO on or before April 30, 2000;

                  (d) by Purchaser, if the conditions set forth in Article VI shall not have been complied with and performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date;

                  (e) by Stock Sellers, the Company, and GSSWD if the conditions set forth in Article VII have not been complied with and performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date; or

                  (f) by either Purchaser or Stock Sellers, the Company, and GSSWD by written notice to the other, if any action or proceeding shall have been instituted before any court or other governmental body or, to the knowledge of the party giving such notice, shall have been threatened formally in writing by any public authority with requisite jurisdiction, to restrain or prohibit the transactions contemplated by this Agreement or to subject one or more of the parties or their directors or their officers to liability on the grounds that it or they have breached any law or regulation or otherwise acted improperly in connection with such transactions, and such action or

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ACQUISITION AGREEMENT                                                    PAGE 25
proceeding shall not have been dismissed or such written threat shall not have been withdrawn or rescinded on or before the Closing Date.

         Section 9.02 REMEDIES, RIGHTS AND OBLIGATIONS ON TERMINATION. If this Agreement is terminated and abandoned as provided in this Article IX:

                  (a) Redelivery. Each party will redeliver all documents, work papers, and other materials of any other party relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement, to the party furnishing the same, and all information received by any party to this Agreement with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; provided, however, that this subsection (a) shall not apply to any documents, work papers, material, or information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority or is otherwise in the public domain.

                  (b)(1) Default by Purchaser. If Purchaser fails or refuses to close in accordance with the terms of this Agreement and if Stock Sellers, the Company, and GSSWD have timely satisfied all the conditions to Purchaser's obligation to close hereunder and are not in default hereunder, then, and as the exclusive remedy of Stock Sellers, the Company, and GSSWD for such breach, Stock Sellers, the Company, and GSSWD shall have the right to declare this Agreement terminated and to receive the total sum of $15,000.00 from Purchaser as liquidated damages and not a penalty for the breach hereof by Purchaser (the same as if Purchaser had deposited such sum with Stock Sellers, the Company, and GSSWD as a down payment or earnest money hereunder). In this regard, the parties acknowledge and agree that the damages occasioned to Stock Sellers, the Company, and GSSWD by any such breach are difficult of ascertainment or calculation and that the specified sum of liquidated damages represents a fair and reasonable estimate of such damages.

                  (b)(2) Default by Stock Sellers, the Company and/or GSSWD. If Stock Sellers, the Company, and/or GSSWD fails or refuses to close in accordance with the terms of this Agreement and if Purchaser has timely satisfied all the conditions to Purchaser's obligation to close hereunder and is not in default hereunder, Purchaser shall have the right either (i) to declare this Agreement canceled or (ii) to seek enforcement of this Agreement at law or in equity, including, without limitation, an action for specific performance of the terms of this Agreement by Stock Sellers, the Company, and GSSWD or for recovery of the actual damages occasioned to Purchaser by such breach. The provisions of
Section 10.02 hereof shall have no application to any claim or action by Purchaser under this Section 9.01(b)(2).

                  (c) Continuing Liability. The continuing liability of the parties to this Agreement with respect to any breach of any representation, warranty, covenant, or agreement contained therein shall not be affected by such termination or abandonment, unless this Agreement is terminated or


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ACQUISITION AGREEMENT                                                    Page 26
abandoned by agreement of the parties pursuant to Section 9.01 (a) or due to failure to successfully conclude the Sierra IPO pursuant to Section 9.01(c).


                                    ARTICLE X

                              POST CLOSING REMEDIES

         Section 10.01 OFFSET/WAIVER. Subject to the provisions of Section 10.02, after the Closing, Purchaser, without limitation of its other rights and remedies, shall have a right of offset against its obligations under the Note for any breach of the representations, warranties, and covenants of Stock Sellers, the Company, and/or GSSWD under this Agreement. In any proceedings by the Purchaser to assert or prosecute any claims under, or to otherwise enforce, this Agreement, Stock Sellers, the Company, and GSSWD agree that they will not assert as a defense, or as a bar to recovery, and hereby waive any right to so assert such defense or such bar to recovery, that (a) prior to the Closing, the Company or Kerby shall have had knowledge of the circumstances giving rise to the claim being pursued by Purchaser, or (b) prior to the Closing, the Company or Kerby engaged in conduct or took action that caused or brought about the circumstances giving rise to such claim, or otherwise contributed thereto.

         Section 10.02 DISPUTE RESOLUTION.

                  (a) Unless expressly provided otherwise in this Agreement, any and all claims, disputes, controversies, and other matters in question involving the parties hereto and arising out of or relating to this Agreement and the transactions contemplated hereby, any provision hereof, the alleged breach of such provision, or in any way relating to the subject matter of this Agreement (collectively, "Disputes"), whether such Disputes sound in contract, tort, or otherwise, at law or in equity, under State or federal law, whether provided by statute or common law, for damages or any other relief, shall be resolved in accordance with this Section 10.02.

                  (b) The parties shall attempt in good faith to resolve any Dispute promptly by negotiations between representatives who have authority to settle the controversy. Any party may give the other party written notice of any Dispute not resolved in the normal course of business, together with a request that the parties meet and confer ("Notice of Dispute"). Within fifteen (15) days after delivery of a Notice of Dispute, the parties or their representatives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the matter has not been resolved within thirty (30) days after delivery of the Notice of Dispute, or if the parties fail to meet within fifteen (15) days after delivery of the Notice of Dispute, either party may initiate mediation of the claim or dispute as provided hereafter. If a party or its representative intends to be accompanied at a meeting by an attorney, the other parties shall be given advance notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be


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ACQUISITION AGREEMENT                                                    PAGE 27
treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any state's rules of evidence.

                  (c) If a Dispute has not been resolved by negotiation as provided in Section 10.02 (b), the parties shall endeavor to settle the claim or dispute by mediation under the Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. A neutral third party will be selected from the CPR panel of neutrals. If the parties encounter difficulty in agreeing on a neutral third party, they will seek the assistance of CPR in the selection process. Mediation under this Section 10.02 (c) will commence within sixty (60) days of the Notice of Dispute.

                  (d) If the Dispute has not been resolved by non-binding means pursuant to Sections 10.02(b) or (c) within thirty (30) days of the initiation of mediation, either party may submit such Dispute for resolution by binding arbitration as follows:

                           (i) It is the intention of the parties that the arbitration shall be conducted pursuant to the Federal Arbitration Act (the "Act"), as modified by this Agreement. The validity, construction, and interpretation of this
                                    Section 10.02 (d), and all procedural
                                    aspects of the arbitration conducted
                                    pursuant to this Section 10.02 (d),
                                    including, but not limited to, the
                                    determination of issues that are subject to arbitration (i.e. arbitrability), the scope of the arbitrable issues, allegations of fraud in the inducement to enter into this Agreement, or this arbitration provision, allegations of waiver, laches, delay, or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for filing counterclaims, the times for amending pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this Agreement, the receipt of evidence and the like), shall be decided by the arbitrators. The arbitration shall be administered by the American Arbitration Association ("AAA"), and shall be conducted pursuant to the Commercial Arbitration Rules of the AAA, as modified by this Agreement. Notwithstanding any provision of this Agreement to the contrary, the parties expressly agree that the arbitrators shall have absolutely no authority to award incidental, special, treble, exemplary, or punitive damages of any type under any circumstances regardless of whether such damages may be available under New Mexico law, the law of any other state, or federal law, or under the Act, or the Commercial Arbitration Rules of the AAA, the parties hereby waiving their right, if any, to recover incidental, special, treble,


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ACQUISITION AGREEMENT                                                    PAGE 28
                                    exemplary, or punitive damages in connection with any such Disputes.

                           (ii)     The arbitration proceeding shall be
                                    conducted in Midland, Texas before a panel of three (3) arbitrators appointed in accordance with the Commercial Arbitration Rules of the AAA. The arbitrators shall conduct a hearing as soon as reasonably practicable after appointment of the third arbitrator, and a final decision completely disposing of all Disputes that are the subject of the arbitration proceedings shall be rendered by the arbitrators as soon as reasonably practicable after the hearing. There shall be no transcript of the hearing before the arbitrators. The arbitrators' ultimate decision after final hearing shall be in writing, but shall be as brief as possible, and the arbitrators shall not assign reasons for their ultimate decision.

                           (iii) The fees and expenses of the arbitrators shall be borne equally by the parties, but the decision of the arbitrators may include such award of the arbitrators' fees and expenses and of other costs and attorneys' fees as the arbitrators determine appropriate.

                           (iv) To the fullest extent permitted by law, the arbitration proceeding and the arbitrators' award shall be maintained in confidence by the parties.

                           (v) The award of the arbitrators shall be binding upon the parties and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered by a court of competent jurisdiction and enforced by any party as a final judgment of such court.

                 (e) All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Sections 10.02(b) and (c) are pending. The parties will take such actions, if any, as may be required to effectuate such tolling.

                 (f) Each party is required to continue to perform its obligations under this Agreement pending final resolution of any Dispute covered by this Article X.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        Section 11.01 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by writing duly executed by all of the parties hereto.

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ACQUISITION AGREEMENT                                                    PAGE 29

        Section 11.02 WAIVER OF COMPLIANCE. Any failure of the Stock Sellers, the Company, or GSSWD, on the one hand, or Purchaser, on the other, to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Purchaser or Stock Sellers, the Company, and GSSWD, respectively; provided, however, such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        Section 11.03 NOTICES. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (including, without limitation, by overnight courier), transmitted by facsimile, or mailed, certified or registered mail (return receipt requested) with postage prepaid:

                  (a) if to Stock Sellers or the Company (only until the
                      Closing Date) or GSSWD, to:

                      Mr. Royce Crowell (Sr.)
                      Gold Star Service Company, Inc.
                      Box 1480
                      Eunice, New Mexico 88231
                      Fax: (____) _____________

with a copy to:

                      Gary Don Reagan, P. A.
                      501 North Linam
                      Hobbs, New Mexico 88241
                      Fax: (505) 393-2252.

or to such other person or addresses as Stock Sellers or the Company shall furnish Purchaser in writing in accordance with this Section 11.03; and

                  (b) if to Purchaser (or to the Company after Closing),
                      to:

                      Sierra Well Service, Inc.
                      406 N. Big Spring
                      Midland, Texas 79701
                      Telephone: (915) 570-0829
                      Fax: (915) 570-0598
                      Attention: Kenneth V. Huseman, President

with a copy to:


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ACQUISITION AGREEMENT                                                    PAGE 30

                           Kerr & Ward, L. L. P.
                           500 W. Texas, Suite 1310
                           Midland, Texas 79701
                           Telephone: (915) 684-9990
                           Fax: (915) 684-9997
                           Attention: William M. Kerr, Jr.

or to such other persons or addresses as Purchaser shall furnish to Stock Sellers and the Company in writing in accordance with this Section 11.03.

        Delivery of notices shall be effective only upon actual receipt by the intended recipient (or, in the case of facsimile transmission, the completion of such transmission during the recipient's normal business hours).

        Section 11.04 SURVIVAL. This Agreement is intended in part to evidence the continuing rights and obligations of the parties following Closing, and, except as may otherwise be expressly provided herein, all of the representations, warranties, covenants, and obligations of the parties are hereby expressly made to survive Closing.

        Section 11.05 EXPENSES. Purchaser shall pay its own fees and expenses, including, without limitation, professional fees and expenses, incurred in connection with the negotiation, execution, and performance of this Agreement and the transactions contemplated hereby. All fees and expenses of Stock Seller and GSSWD and all fees and expenses of the Company for periods to and including the Closing Date, including, without limitation, professional fees and expenses, incurred in connection with the negotiation, execution, and performance of this Agreement and the transactions contemplated hereby, shall be borne and paid exclusively by Stock Sellers.

        Section 11.06 BINDING NATURE; NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained herein, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 11.07 GOVERNING LAW. This Agreement, and the legal relations among the parties hereto arising from this Agreement, shall be governed by and construed in accordance with the laws of the State of New Mexico, without regard to its conflicts of laws rules.

        Section 11.08 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto and the other instruments referred to herein) embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to


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ACQUISITION AGREEMENT                                                    PAGE 31
herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

         Section 11.09 HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 11.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 11.11 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically, as part of this Agreement, a provision as similar in terms and substance to such illegal, invalid, or unenforceable provision as may be possible and legal, valid, and enforceable.









                     [THIS SPACE INTENTIONALLY LEFT BLANK]

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ACQUISITION AGREEMENT                                                    PAGE 32

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and made and entered into as of the date first set forth above.



                                        THE STOCK SELLERS:

                                        /s/ ROYCE CROWELL SR.
                                        ------------------------------------
                                        ROYCE CROWELL (SR.)

                                        /s/ EMMA JO CROWELL
                                        ------------------------------------
                                        EMMA JO CROWELL

                                        /s/ DEAN CROWELL
                                        ------------------------------------
                                        DEAN CROWELL

                                        /s/ PAMELA FISHER
                                        ------------------------------------
                                        PAMELA FISHER

                                         /s/ ROYCE E. CROWELL, JR.
                                        ------------------------------------
                                        ROYCE E. CROWELL, JR.


                                        THE COMPANY:

                                        GOLD STAR SERVICE COMPANY,
                                        INC., a New Mexico corporation


                                        By: /s/ ROYCE CROWELL SR.
                                            ----------------------------------
                                        Printed Name: ROYCE CROWELL SR.
                                                      ------------------------
                                        Title: President
                                               -------------------------------

                                        GOLD STAR SWD, LTD. CO., a New
                                        Mexico limited liability company


                                        By: /s/ ROYCE CROWELL SR.
                                            ------------------------------------
                                        Printed Name: ROYCE CROWELL SR.
                                                      --------------------------
                                        Title: Manager
                                               ---------------------------------


--------------------------------------------------------------------------------
ACQUISITION AGREEMENT                                                    PAGE 33

                                        PURCHASER:

                                        SIERRA WELL SERVICE, INC., a
                                        Delaware corporation


                                        By:  /s/ CHARLES SWIFT
                                            ------------------------------------
                                        Printed Name:  Charles Swift
                                                      --------------------------
                                        Title:  Vice President
                                               ---------------------------------

LIST OF EXHIBITS AND SCHEDULES
------------------------------

EXHIBIT A                     THE DISPOSAL AND BRINE FACILITIES
EXHIBIT B                     THE NOTE
EXHIBIT C                     THE SECURITY AGREEMENT
EXHIBIT D                     THE FINANCIAL STATEMENTS
EXHIBIT E                     THE ASSIGNMENT AND BILL OF SALE
EXHIBIT F                     FORM EMPLOYMENT AGREEMENT
EXHIBIT G                     FORM NON-COMPETITION AGREEMENT
EXHIBIT H                     YARD LEASES

SCHEDULE 1.02                 EXCLUDED ASSETS
SCHEDULE 2.08                 EXTRAORDINARY TRANSACTIONS
SCHEDULE 2.10                 EMPLOYEE BENEFIT PLANS
SCHEDULE 2.12(a)              REAL PROPERTY
SCHEDULE 2.12(b)              PERSONAL PROPERTY
SCHEDULE 2.13                 EXISTING LIENS
SCHEDULE 2.18                 CONTRACTS
SCHEDULE 2.21                 INSURANCE POLICIES
SCHEDULE 2.22                 BANK ACCOUNTS
SCHEDULE 2.23                 OTHER LIABILITIES
SCHEDULE 2.25                 TRANSACTIONS WITH AFFILIATES
SCHEDULE 5.14                 PERSONAL GUARANTIES OF STOCK SELLERS



--------------------------------------------------------------------------------
ACQUISITION AGREEMENT                                                    PAGE 34

                                    EXHIBIT B

                             SECURED PROMISSORY NOTE


$600,000.00                     Eunice, New Mexico            ____________, 2000

         FOR VALUE RECEIVED, the undersigned, SIERRA WELL SERVICE, INC., a Delaware corporation ("Maker"), promises to pay to the order of [TO BE DESIGNATED BY STOCK SELLERS] ("Payee"), at Box 1480, Eunice, Lea County, New Mexico 88231, the principal sum of SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000.00), together with interest on the unpaid principal balance from day to day outstanding prior to default or maturity at a floating per annum rate which shall from quarter to quarter be equal to the lesser of (i) the Prime Rate (hereinafter defined) in effect hereunder (the "Established Rate") (calculated on the basis of actual days elapsed in a year consisting of 365 or 366 days, as appropriate) or (ii) the Maximum Rate (hereinafter defined) (calculated on the basis of actual days elapsed in a year consisting of 365 or 366 days, as appropriate). The interest rate on this Note shall initially be determined as of the first Friday most immediately preceding the date of this Note that is a business day (the "Initial Determination Date") and shall thereafter be redetermined quarterly until maturity based upon the Prime Rate in effect as of the first Friday most immediately preceding each ensuing calendar quarter from the date hereof that is a business day (each such date being hereinafter referred to as a "Redetermination Date"). Each change in the rate of interest charged hereunder shall, subject to the terms hereof, become effective, without notice to Maker, upon the applicable quarterly adjustment date (as opposed to the Redetermination Date). If at any time and from time to time the Established Rate exceeds the Maximum Rate, thereby causing the interest payable to be limited to the Maximum Rate, then any subsequent reduction in the Established Rate shall not reduce the rate of interest hereunder below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest that would have accrued if the Established Rate had at all times been in effect. All past due principal of and accrued interest on this Note shall bear interest at the Maximum Rate.

         As used herein, "Prime Rate" shall mean the floating rate of interest denominated and published as such by the Wall Street Journal on the Initial Determination Date and thereafter on each applicable Redetermination Date.

         As used herein, "Maximum Rate" shall mean the maximum non-usurious rate of interest that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received under applicable law on the indebtedness evidenced by this Note, after taking into account, to the extent required by applicable law, any and all relevant payments, charges, or other amounts under this Note and all instruments securing payment of this Note.

         The principal of and accrued interest on this Note are due and payable one year from the date hereof. This Note may be prepaid in whole or in part without penalty. Partial prepayments shall be applied first to any accrued and unpaid interest and the balance remaining, if any, to principal.

         This Note is secured by that certain Security Agreement of even date herewith, between Gold Star Service Company, Inc., as Grantor, and Payee, as Secured Party, covering all of the collateral therein described.

         It is understood and agreed that in the event of default in the payment of this Note or any installment hereof, principal or interest, and if such default shall continue unremedied for more than ten (10) days

--------------------------------------------------------------------------------
ACQUISITION AGREEMENT                                                    PAGE 36
following written notice thereof from Payee to Maker, or in the event of any default (other than non-payment of this Note) in any instrument securing payment of this Note and if such default shall continue unremedied for more than thirty
(30) days following written notice thereof from Payee to Maker, the entire principal balance of and all accrued and unpaid interest on this Note shall at once become due and payable without notice, at the option of Payee. Failure by Payee to exercise this option on any one or more occasions shall not constitute a waiver of the right to exercise such option in the event of subsequent default.

         Except as otherwise herein expressly provided, the makers, signers, sureties, and endorsers of this Note jointly and severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to Payee; and if this Note shall be collected by legal proceedings or through probate or bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity, Maker agrees to pay all costs of collection, including reasonable attorney's fees.

         All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that under no contingency, whether by reason or demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, or received by Payee exceed the Maximum Rate. If, for any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the Maximum Rate, the interest payable to Payee hereunder shall be reduced to the Maximum Rate; and if for any circumstance Payee shall ever receive anything of value deemed interest by applicable law in excess of the Maximum Rate, then an amount equal to any such excess shall be applied to the reduction of the principal hereof and not the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the Maximum Rate.

         Any provisions of this Agreement to the contrary notwithstanding, if Maker shall successfully conclude an initial public offering of common stock in Maker through a nationally recognized stock exchange at any time prior to maturity or payment in full of this Note, whether stated or by acceleration, (the "Sierra IPO"), Maker and Payee agree to convert the unpaid balance of this Note to unregistered common stock in Maker at a per share price equivalent to the per share price at which Maker issued its common stock in the Sierra IPO within forty-five (45) business days following successful conclusion of the Sierra IPO. Maker and Payee shall effectuate such conversion of indebtedness for stock through the delivery of this Note by Payee to Maker, marked "PAID," in return for the delivery by Maker of the requisite number of shares of its unregistered common stock to Payee.

         This Note is in all respects subject to that certain Stock Purchase Agreement dated as of March 14, 2000, between Payee, as Stock Sellers, Gold Star Service Company, Inc., as the Company, Gold Star Swd Ltd. Co., and Maker, as Purchaser.

         This Note shall be governed by and construed in accordance with the laws of the State of New Mexico.


                                        SIERRA WELL SERVICE, INC.


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                                      --------------------------
                                        Title:
                                               ---------------------------------


--------------------------------------------------------------------------------
ACQUISITION AGREEMENT                                                    PAGE 37

                    FIRST AMENDMENT TO ACQUISITION AGREEMENT

         THIS FIRST AMENDMENT TO ACQUISITION AGREEMENT ("First Amendment") is made and entered into as of the 20th day of March 2000, between ROYCE CROWELL (SR.), EMMA JO CROWELL, DEAN CROWELL, PAMELA FISHER, and ROYCE E. CROWELL, JR. (the "Stock Sellers"), GOLD STAR SERVICE COMPANY, INC., a New Mexico corporation (the "Company"), GOLD STAR SWD, LTD. CO., a New Mexico limited liability company ("GSSWD"), and SIERRA WELL SERVICE, INC., a Delaware corporation ("Purchaser"), with reference to the following:

                                    RECITALS

         A. The Stock Sellers, the Company, GSSWD, and Purchaser are parties to that certain Acquisition Agreement (the "Agreement") dated as of March 14, 2000, relating to, among other things, the sale and purchase of all of the issued and outstanding capital stock of the Company and of certain related assets.

         B. The Stock Sellers, the Company, GSSWD, and Purchaser wish to amend the Agreement upon the terms which follow.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. EXTENSION OF CLOSING DATE. The Stock Sellers, the Company, GSSWD, and Purchaser hereby modify and amend existing Section 8.01 of the Agreement to read as follows:

                  Section 8.01 CLOSING. The closing ("Closing") of the transaction contemplated hereby shall take place at the offices of Purchaser at 406 N. Big Spring, Midland, Texas, on a business date of Purchaser's unilateral selection within thirty (30) days following any successful completion by Purchaser of an initial public offering of common stock in the Company through a recognized national stock exchange (the "Sierra IPO"), but in no event later than June 30, 2000, or at such other place and time as the parties hereto might hereafter mutually agree in writing. Such date or any alternative date so selected by the parties is referred to in this Agreement as the "Closing Date." Purchaser shall afford the Stock Sellers, the Company, and GSSWD at least ten (10) days prior written notice of its desired Closing Date pursuant to the foregoing.

         2. DEFINITIONS. Except as expressly indicated otherwise herein, capitalized terms in this First Amendment shall have the same meanings as are ascribed to them in the Agreement.

         3. CONFIRMATION. The parties hereto hereby ratify, confirm, and adopt the Agreement, as amended hereby. Except as modified hereby, the Agreement remains in full force and effect.

         4. FAX; COUNTERPARTS. This First Amendment may be executed by fax and in multiple counterparts.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the day and year first above written.


                                        THE STOCK SELLERS:

                                        /s/ ROYCE CROWELL SR.
                                        ------------------------------------
                                        ROYCE CROWELL (SR.)

                                        /s/ EMMA JO CROWELL
                                        ------------------------------------
                                        EMMA JO CROWELL

                                        /s/ DEAN CROWELL
                                        ------------------------------------
                                        DEAN CROWELL

                                        /s/ PAMELA FISHER
                                        ------------------------------------
                                        PAMELA FISHER

                                        /s/ ROYCE E. CROWELL, JR.
                                        ------------------------------------
                                        ROYCE E. CROWELL, JR.

                                        THE COMPANY:

                                        GOLD STAR SERVICE COMPANY,
                                        INC., a New Mexico corporation

                                        By: /s/ ROYCE CROWELL
                                            --------------------------------
                                        Printed Name: ROYCE CROWELL
                                                     -----------------------
                                        Title: PRESIDENT
                                               -----------------------------

                                        GOLD STAR SWD, LTD. CO., a New
                                        Mexico limited liability company

                                        By: /s/ ROYCE CROWELL
                                            --------------------------------
                                        Printed Name: ROYCE CROWELL
                                                     -----------------------
                                        Title: MANAGER
                                               -----------------------------

                                        PURCHASER:

                                        SIERRA WELL SERVICE, INC., a
                                        Delaware corporation


                                        By: /s/ CHARLES SWIFT
                                            --------------------------------
                                        Printed Name: CHARLES SWIFT
                                                     -----------------------
                                        Title: VICE PRESIDENT
                                               -----------------------------

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FIRST AMENDMENT TO ACQUISITION AGREEMENT                                  PAGE 2